                                                                     EXHIBIT 4.3

NO. 1                                         FOR THE PURCHASE OF 200,000 SHARES


     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
               OR THE LAWS OF ANY STATE AND IS NOT TRANSFERRABLE.


                  STOCK PURCHASE WARRANT TO PURCHASE SHARES OF
                        COMMON STOCK OF UTI ENERGY CORP.


         This certifies that, for value received, The Sam K. Viersen Jr. Trust dated September 9, 1986, as Amended and Restated on May 11, 1994 (the "Holder") is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time during the Exercise Period (as hereinafter defined), to purchase up to 200,000 shares (subject to adjustment pursuant to Section 9 below) of common stock, $.001 par value ("Common Stock"), of UTI Energy Corp., a Delaware corporation (the "Company") (the shares of Common Stock issuable upon exercise of this Warrant, as adjusted under Section 9, being referred to herein as the "Warrant Shares").

         1.      FORM OF ELECTION.

                 The form of election to purchase shares of Common Stock (the "Form of Election") shall be substantially as set forth in Exhibit A attached hereto. The price per Warrant Share and the number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided.

         2.      EXERCISE PERIOD; EXERCISE OF WARRANT.

                 2.1 Exercise Period. Subject to the terms of this Warrant, the Holder shall have the right, which may be exercised at any time or from time to time during the Exercise Period, to purchase from the Company the number of fully paid and nonassessable Warrant Shares this Warrant at the time represents the right to purchase, and, in the event that this Warrant is exercised in respect of fewer than all of the Warrant Shares purchasable on such exercise, a new warrant evidencing the remaining Warrant Shares that may be purchased shall be promptly signed, issued and delivered by the Company to the Holder pursuant to the provisions of this Section 2. The term "Exercise Period" shall mean the period commencing on August 14, 1996, and terminating at 5:00 p.m. (central time) on August 14, 1998.

                 2.2 Exercise of Warrant. This Warrant may be exercised upon surrender to the Company at its principal office (as designated in Section 13) of this Warrant, together with the Form of Election duly completed and signed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 3 and 9 hereof) for the number of Warrant Shares in respect of which this Warrant is then exercised. Payment of the aggregate Warrant Price with respect to the portion of this Warrant being exercised shall be made in cash or by certified or official bank check, payable to the order of the Company.

                 Subject to Section 6 hereof, upon the surrender of this Warrant and payment of the Warrant Price as set forth above, the Company shall issue and cause to be delivered to the Holder or, upon the written order of the Holder, to and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of this Warrant. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant and payment of the Warrant Price, as aforesaid.

         3.      WARRANT PRICE.

                 The price per share at which Warrant Shares shall be purchasable upon exercise of this Warrant initially shall be $15.00 and shall be subject to adjustment pursuant to Section 9 hereof (such price as so adjusted is referred to herein as the "Warrant Price").

         4.      EXCHANGE OF WARRANT.

                 This Warrant may be exchanged at the option of the Holder when surrendered at the principal office of the Company for another warrant, or other warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares as this Warrant then entitles the Holder to purchase. Any Holder desiring to exchange this Warrant shall make such request in writing delivered to the Company, and shall surrender this Warrant for exchange. Thereupon, the Company shall promptly sign and deliver to the person entitled thereto a new warrant or warrants, as the case may be, as so requested.

         5.      NO REGISTRATION OF WARRANT.

                 This Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws. The Holder represents and agrees that this Warrant and, upon exercise hereof, any Warrant Shares have been acquired for investment and not with a view to distribution or resale. The Holder further acknowledges and agrees that this Warrant may not be transferred, and the Warrant Shares, upon exercise of this Warrant, may not be transferred without an effective registration statement therefor under the Securities Act and applicable state securities laws or an opinion of counsel satisfactory to the Company that registration is not required thereunder. Unless registered, any Warrant Shares shall bear the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933 or the laws of any state and may not be transferred in the absence of an effective registration statement for the securities under the Securities Act of 1933 and applicable state laws or an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

         6.      PAYMENT OF TAXES.

                 The Company will pay when due and payable any and all U.S. federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of this Warrant or of any Warrant Shares upon the exercise of this Warrant. The Company shall not, however, be required to (i) pay any transfer tax that may be payable in respect of any transfer involved in the issuance or delivery of certificates for Warrant Shares in the name other than that of the Holder or (ii) to issue or deliver any certificates for Warrant Shares upon the exercise of this Warrant until such tax shall have been paid (any such tax being payable by the Holder at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

         7.      MUTILATED OR MISSING WARRANT.

                 In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall execute, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant and indemnity, if requested, satisfactory to the Company. The Holder requesting such a substitute warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         8.      RESERVATION OF WARRANT SHARES; PURCHASE OF WARRANT BY THE
                 COMPANY.

                 8.1 Reservation of Warrant Shares. The Company shall at all times reserve for issuance from its authorized and unissued shares of Common Stock the number of shares of Common Stock needed for issuance upon the exercise of this Warrant. The Company covenants that all shares of Common Stock issuable as herein provided shall, when so issued, be duly and validly issued, fully paid and nonassessable.

                 8.2 Purchase of Warrant by the Company. The Company shall not be prohibited, except as limited by law, any other agreement or herein, from offering to purchase, purchasing or otherwise acquiring this Warrant from any holder thereof at such times, in such manner and for such consideration as the Company and such holder may agree to.

                 8.3 Cancellation of Purchased or Acquired Warrant. In the event the Company shall purchase or otherwise acquire this Warrant, the same shall thereupon be canceled and retired.

         9.      ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES.

                 9.1 Mechanical Adjustments. The existence of this Warrant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                 If the Company shall effect a subdivision (by stock split, stock dividend, recapitalization or otherwise) or consolidation (by reverse stock split or otherwise) of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction of the number of shares of the Common Stock without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then the number, class and per share price of Warrant Shares shall be appropriately adjusted (or in the case of the issuance of equity securities as a dividend on, or in a reclassification of, the Common Stock, this Warrant shall extend to such other securities) in such a manner as to entitle the Holder to receive, upon exercise of this Warrant, for the same aggregate cash compensation, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) it would have held





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


         after such adjustment if the Holder had exercised this Warrant in full immediately prior to the event requiring the adjustment. Comparable rights shall accrue in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above.

                 If the Company shall distribute to all holders of its shares of Common Stock (including any such distribution made to non-dissenting stockholders in connection with a consolidation or merger in which the Company is the surviving corporation and in which holders of shares of Common Stock continue to hold shares of Common Stock after such merger or consolidation) evidences of indebtedness or cash or other assets (other than cash dividends payable out of consolidated retained earnings not in excess of, in any one year period, the greater of (a) $.10 per share of Common Stock and (b) two times the aggregate amount of dividends per share paid during the preceding calendar year and dividends or distributions payable in shares of Common Stock or other equity securities of the Company described in the immediately preceding paragraph), then in each case the Warrant Price shall be adjusted by reducing the Warrant Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by the fair market value, as determined in good faith by the Board of Directors of the Company (whose determination shall be described in a statement filed in the Company's corporate records and be available for inspection by the Holder) of the portion of the evidence of indebtedness or cash or other assets so to be distributed applicable to one share of Common Stock; provided that in no event shall the Warrant Price be less than the par value of a share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of the distribution retroactive to the record date for the determination of the stockholders entitled to receive such distribution. Comparable adjustments shall be made in the event of successive distributions of the character described above.

                 After the Company shall make a tender offer for, or grant to all of its holders of its shares of Common Stock the right to require the Company to acquire from such stockholders shares of, Common Stock, at a price in excess of the Current Market Price (a "Put Right") or the Company shall grant to all of its holders of its shares of Common Stock the right to acquire shares of Common Stock for less than the Warrant Price (the "Exercise Right") then, in the case of a Put Right, the Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such Put Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding minus the number of shares of Common Stock which could be purchased at the Current Market Price for the aggregate amount which would be paid if all Put Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Put Rights are exercised; and, in the case of a Purchase Right, the Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately prior to the record date for the determination of the stockholders entitled to receive such Purchase Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding plus the number of shares of Common Stock which could be purchased at the Current Market Price for the aggregate amount which would be paid if all Purchase Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Purchase Rights are exercised. In addition, the number of shares subject to this Warrant shall be adjusted by multiplying the number of shares then subject to this Warrant by a fraction which is the inverse of the fraction used to adjust the Warrant Price. Notwithstanding the foregoing if any such Put Rights or Purchase Rights shall terminate without being exercised, the Warrant Price and number of shares subject to this Warrant shall be appropriately readjusted to reflect the Warrant Price and number of shares subject to this Warrant which would have been in effect if such unexercised Rights had never existed. Comparable adjustments shall be made in the event of successive transactions of the character described above.

                 After the merger of one or more corporations with or into the Company, after any consolidation of the Company and one or more corporations, or after any other corporate transaction described in
         Section 424(a) of the Internal Revenue Code of 1986, as amended, the Holder, at no additional cost, shall be entitled to receive, upon any exercise of this Warrant, in lieu of the number of shares as to which this Warrant may then be so exercised, the number and class of shares of stock or other equity securities to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation the Holder had been a holder of a number of shares of Common Stock equal to the number of shares as to which this Warrant may then be so exercised and, if as a result of such merger, consolidation or other transaction, the holders of Common Stock are not entitled to receive any shares of Common Stock pursuant to the terms thereof, the Holder, at no additional cost, shall be entitled to receive, upon exercise of this Warrant, such other assets and property, including cash, to which the Holder would have been entitled if at the time of such merger, consolidation or other transaction the Holder had been the holder of the number of shares of Common Stock equal to the number of shares as to which this Warrant shall then be so exercised. Comparable rights shall accrue in the event of successive mergers or consolidations of the character described above.

                 For purposes of this Section 9.1, "Current Market Price per share of Common Stock" shall mean the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed or, if the Common Stock is not so listed, the average bid and asked price of a share of Common Stock as reported in the NASDAQ System, in each case on the trading day immediately preceding the first trading day on which, as a result of the establishment of a record date or otherwise, the trading price reflects that an acquiror of Common Stock in the public market will not participate in or receive the payment of any applicable dividend or distribution.

                 Except as hereinbefore expressly provided, (i) the issue by the Company of shares of Common Stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to this Warrant and (ii) no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

                 9.2 Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce the then current Warrant Price to any amount deemed appropriate by the Board of Directors of the Company.

                 9.3 Statement on Warrant. Irrespective of any adjustments in the Warrant Price with respect to this Warrant or the number or kind of shares purchasable upon the exercise of this Warrant, warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

         10.     REGISTRATION RIGHTS.

                 10.1 Demand Rights. On one occasion after January 1, 1997, the Holder may request, pursuant to this Section 10.1, that the Company register under the Securities Act the Warrant Shares (as adjusted under Section 9) issued to the Holder upon exercise of this Warrant pursuant to a non-underwritten offering having a period of distribution not to exceed 120 days; provided, however, the Company shall not be obligated to prepare and file any registration statement pursuant to this Section 10.1, or prepare or file any amendment or supplement thereto, at any time when the Company, in the good faith judgment of its Board of Directors, expressed by resolution specifying the reason therefor, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would materially and adversely affect a pending or proposed public offering of securities of the Company, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to the Company or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of the Company. Notwithstanding anything to the contrary contained in this Section 10.1, the Company shall be permitted, on three business days prior written notice to the Holder, to suspend the period of sale or distribution of shares of Common Stock subject to a registration pursuant to this Section 10.1 at any time when the Company, in the good faith judgment of its Board of Directors, expressed by resolution specifying the reason therefor, reasonably believes that the sale or distribution thereof at the time requested would materially and adversely affect a pending or proposed public offering of securities of the Company, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to the Company or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of the Company; provided, however, that such period of sale or distribution shall resume after any such suspension for a number of days necessary to keep such registration effective for permitted sales thereunder for a term of 120 days. The filing of a registration statement, or any amendment or supplement thereto, by the Company may not be deferred, and the sale and distribution of shares may not be suspended, in each case pursuant to the foregoing provisions, for more than 60 days after the abandonment or consummation (or the completion of the distribution of securities in the case of a public offering) of any of the proposals or transactions described therein or, in any event, for more than 120 days.

                 10.2 Piggyback Rights. If, at any time after the date hereof, the Company proposes to register under the Securities Act any shares of Common Stock for sale by it pursuant to an underwritten public offering of the Common Stock (except with respect to registration statements filed on Form S-4 or such other forms as shall be prescribed under the Securities Act for the same purposes as such form), it will at each such time, prior to the filing of any such registration statement, give written notice to the Holder of its intention so to do, regardless of whether the Holder has previously exercised piggyback registration rights or demand rights as to any other shares of stock hold by it, and, upon the written request (which must specify the number of shares of Common Stock to participate in such underwritten offering) of the Holder delivered to the Company within five days of receipt of the Company's notice, the Company will use its best efforts to cause any Warrant Shares as to which registration shall have been so requested to be included in the shares to be covered by the registration statement proposed to be filed by the Company. Nothing contained in this Section 10.2 shall, however, limit the Company's right to cancel, postpone or withdraw any such proposed registration for any reason. Any request by the Holder pursuant to this Section 10.2 to register Warrant Shares for sale in the underwriting shall be on the same terms and conditions as the shares of Common Stock to be registered and sold through underwriters under such registration; provided, however, that as a condition to such inclusion the Holder shall execute an underwriting agreement acceptable to the underwriters and, if requested, a custody agreement having such customary terms as the underwriters shall request, including indemnification, and if the managing underwriter determines and advises in writing that the inclusion in the underwriting of all Warrant Shares proposed to be included by the Holder and any other shares of Common Stock sought to be registered by any other stockholder of the Company exercising rights comparable to those of the Holder under this Warrant (the "Other Common Stock") would, in its reasonable and good faith judgment, interfere with the successful marketing of the securities proposed to be registered for underwriting by the Company or by any holder of Common Stock having the right to require the Company to file a registration statement to register such Common Stock, then the number of Warrant Shares and Other Common Stock requested to be included in the underwriting shall be reduced pro rata among the Holder and the holders of Other Common Stock requesting such registration and inclusion in the underwriting and may, in the determination of such managing underwriter and consistent with pro rata reduction, be reduced to zero.

                 10.3 Procedure. If and whenever the Company is required by the provisions of this Warrant to use its best efforts to effect the registration of any Warrant Shares under the Securities Act, the Company will, subject to the other provisions of this Section 10:

                          (a) as expeditiously as reasonably practicable, prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on the appropriate form with respect to such Warrant Shares and seek to cause such registration statement to become and remain effective;

                          (b) as expeditiously as reasonably practicable, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of such Warrant Shares covered by such registration statement in accordance with the intended method of distribution set forth in such registration statement;

                          (c) as expeditiously as reasonably practicable, furnish to the Holder such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request, in order to facilitate the public sale or other disposition of such Warrant Shares; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Holder shall be subject to the receipt by the Company of reasonable assurances from the Holder that it will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use by it of any prospectuses or preliminary prospectuses;

                          (d) as expeditiously as reasonably practicable, furnish, at the request of the Holder, on the date that Warrant Shares are to be delivered to the underwriters for sale pursuant to such registration or, if such Warrant Shares are not being sold through underwriters, on the date the registration statement with respect to such Warrant Shares becomes effective (i) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder, stating that such registration statement has become effective under the Securities Act and that (A) to the knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been instituted or is pending or contemplated under the Securities Act; (B) the registration statement, the related prospectus, and each amendment or supplement thereto, including all documents incorporated by reference therein, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements or other financial or statistical or reserve data contained or incorporated by reference therein); and (C) no facts have come to the attention of such counsel that caused such counsel to believe (with customary qualifications) that either the registration statement or the final prospectus, or any amendment or supplement thereto, including all documents incorporated by reference therein, in light of the circumstances under which they were made, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no belief as to financial statements or other financial or statistical or reserve data contained or incorporated by reference therein or as to any information provided by the stockholders of the Company or any underwriter for inclusion therein); and (ii) a letter, dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, including all documents incorporated by reference therein, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such letter from the independent certified public accountants shall additionally cover such other customary financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters, if any, or the stockholders of the Company making such request may reasonably request;

                          (e) as expeditiously as practicable, use its best efforts to register or qualify Warrant Shares covered by such registration statement under such other securities laws of such United States jurisdictions as the Holder shall reasonably request (considering the nature and size of the offering) and do any and all other acts and things which may be necessary or desirable to enable the Holder to consummate the public sale or other disposition in such jurisdictions of Warrant Shares; provided, however, that the Company shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would otherwise not be required to be so qualified or to take any action which would subject it to general service of process in any jurisdiction in which it is not then so subject;

                          (f) bear all Registration Expenses (as defined below) in connection with all registrations hereunder; provided, however, that all Selling Expenses (as defined below) of Warrant Shares and all fees and disbursements of counsel for the Holder in connection with each registration pursuant to this Warrant shall be borne by the Holder. Expenses incurred by the Company in complying with this Warrant, including, without limitation: (i) all registration and filing fees; (ii) all printing expenses; (iii) all fees and disbursements of counsel for the Company; (iv) all blue sky fees and expenses; and (v) all fees and expenses of accountants for the Company are herein referred to as "Registration Expenses". All underwriting fees and discounts and brokerage and selling commissions relating to Warrant Shares to be registered for sale by the

                 Holder and fees and expenses of the counsel for the Holder and any underwriter's counsel applicable to the sales by the Holder in connection with any such registration are herein referred to as "Selling Expenses"; and

                          (g)     keep each registration pursuant to Section
                 10.1 hereof effective for a period of up to 120 days or such shorter period of time until the transfer or sale of all Warrant Shares so registered has been completed.

                 10.4     Indemnification.

                          (a) In the event of a registration of any Warrant Shares under the Securities Act pursuant to this Warrant, the Company will indemnify and hold harmless the Holder and any other Person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such selling stockholder of the Company or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Warrant Shares were registered under the Securities Act, any preliminary prospectus distributed with the consent of the Company or final prospectus contained therein, or any amendment thereof or supplement thereto, including all documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holder and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement, including all documents incorporated by reference therein, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder or a controlling Person of the Holder specifically for use in the preparation thereof.

                          (b) In the event of any registration of any Warrant Shares under the Securities Act pursuant to this Warrant, Holder indemnify and hold harmless the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company and each underwriter (if any) and each Person who controls any underwriter (if any) within the meaning of Section 15 of the Securities Act, against any and all such losses, claims, damages, liabilities or actions which the Company or such officer, director, underwriter (if any) or controlling Person may become subject under the Securities Act or otherwise, and will reimburse the Company, each such officer, director, underwriter (if any) and controlling Person for any legal or any other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action, if (a) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any such prospectus, or any amendment thereof or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) any such statement or omission of a material fact was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder specifically for use in connection with the preparation of such registration statement or prospectus. In connection with any transaction contemplated by Section 10.2 hereof, the Holder also agrees to indemnify each such underwriter and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act as may reasonably and customarily be requested by the underwriters in connection with any underwritten offering of such Warrant Shares.

                          (c) Promptly after receipt by any indemnified Person of notice of any claim or commencement of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Warrant, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified of the same, such indemnifying Person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person, and after notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person in connection with the defense thereof; provided, however, if there exists or will exist a conflict of interest which would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person then such indemnified Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided further, however, the indemnifying Person shall not be required to pay for more than one separate counsel for all of the indemnified Persons in addition to any local counsel.

                 10.5 Termination. If Rule 144 or Rule 145 as promulgated under the Securities Act or any successor or similar rule or statute shall permit the sale of Warrant Shares in compliance with the conditions thereof and the provisions thereof, the rights of the Holder as to registration provided for in this Warrant as to such Warrant Shares shall terminate immediately.

         11.     FRACTIONAL INTERESTS.

                 The Company shall not be required to issue fractional Warrant Shares on the exercise of this Warrant and the number of Warrant Shares issuable upon such exercise shall be rounded down to the nearest whole share.

         12.     NO RIGHTS AS STOCKHOLDERS; NOTICES TO HOLDER.

                 Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent to or receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company. If, however, at any time during the Exercise Period:

                          (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend or a dividend payable in additional shares of Common Stock) to the holders of its shares of Common Stock;

                          (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into shares of Common Stock or any right to subscribe to shares of Common Stock or securities convertible or exchangeable into shares of Common Stock; or

                          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety) shall be proposed;

then in any one or more of such events, the Company shall give notice in writing of such event to the Holder as provided in Section 13 hereof at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or date of the closing of the transfer books, as the case may be. Failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed dissolution, liquidation or winding up.

         13.     NOTICES.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class, postage prepaid:

                          (i) if to the Holder at:

                                  Trust Company of Oklahoma
                                  P.O. Box 3627
                                  Tulsa, Oklahoma  74101-3627
                                  Attn:  President

                          (ii) if to the Company at:

                                  UTI Energy Corp.
                                  Attn: President
                                  485 Devon Park Drive, #112
                                  Wayne, Pennsylvania 19087


or to such other address or addresses as the Holder or the Company may designate from time to time for itself by a notice pursuant hereto.

         14.     SUCCESSORS.

                 No party hereto may assign its rights or obligations hereunder without the prior written consent of the other party. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective permitted successors and assigns hereunder.

         15.     APPLICABLE LAW.

                 This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

         16.     BENEFITS OF WARRANT.

                 Nothing in this Warrant shall give or be construed to give any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

         17.     CAPTIONS.

                 The captions of the sections of this Warrant have been inserted for convenience only and shall have no substantive effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed as of the 14th day of August, 1996.

                                        UTI ENERGY CORP.



                                        By:     /s/ VAUGHN E. DRUM
                                           -------------------------------------
                                                    Vaughn E. Drum
                                                      President

ATTEST:

    /s/ VINCENT J. DONAHUE
- --------------------------------------
            SECRETARY

                                        THE SAM K. VIERSEN JR. TRUST DATED
                                            SEPTEMBER 9, 1986 AS AMENDED
                                            AND RESTATED ON MAY 11, 1994



                                        By  /s/ PAUL MINDEMAN
                                          --------------------------------------
                                                Paul Mindeman, President of
                                                The Trust Company of Oklahoma
                                                Successor Trustee

                                                                       EXHIBIT A

                               SUBSCRIPTION FORM

                          TO BE EXECUTED BY THE HOLDER
                              TO EXERCISE WARRANT

                             UTI ENERGY CORPORATION

         The undersigned hereby exercises the right to purchase _____________ shares of common stock covered by this Warrant according to the conditions thereof and herewith makes payment of the Warrant Price of such shares in full.

                                        [INDIVIDUAL]


                                        Signature
                                                 -------------------------------
                                             Name:
                                                  ------------------------------


                                        Address
                                                 -------------------------------

                                               ---------------------------------

                                               ---------------------------------

Dated:
       ----------------,--------.


                                        [CORPORATION OR PARTNERSHIP]


                                        ----------------------------------------
                                                  (Name of Entity)


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                        Address
                                                 -------------------------------

                                               ---------------------------------

                                               ---------------------------------

Dated:
       ----------------,--------.